Exhibit 99.1
The Howard Hughes Corporation Expands Board of Directors
Burton Tansky and Mary Ann Tighe New Members Replacing David Arthur
DALLAS, Texas, October 13, 2011—The Howard Hughes Corporation (NYSE: HHC) today announced the addition of two new board members and the resignation of David Arthur. Mary Ann Tighe, currently Chief Executive Officer of CBRE’s New York Tri-State Region, has joined the board along with Burton M. Tansky, currently Non-Executive Chairman of The Neiman Marcus Group, and its former CEO for more than six years. David Arthur resigned from The Howard Hughes Board to focus on his role as Managing Partner in the Real Estate Investments, North American division for Brookfield Asset Management.
“We greatly appreciate David Arthur’s wise counsel during the vital launch phase of The Howard Hughes Corporation,” stated William Ackman, Chairman of the Board. “We will benefit tremendously from Mary Ann’s and Burt’s expertise as we fine tune the strategic plans for the company and work to maximize the value of our assets.”
Mary Ann Tighe has been credited with transforming New York’s skyline during her 26 years in the real estate industry. She has been responsible for over 77 million square feet of commercial transactions, and her deals have anchored more than 9.2 million square feet of new construction in the New York region. Tighe has been CEO of CBRE’s New York Tri-State Region since 2002, a region of approximately 2,125 employees. Under her leadership, CBRE has become New York’s preeminent firm, outdistancing all competitors in market share, revenue and margins.
In January 2010, Tighe was named Chairman of the Real Estate Board of New York, the first woman to hold this position in REBNY’s 114-year history and the first broker in 30 years. She began her real estate career as a broker at the Edward S. Gordon Company, ultimately rising to the position of Vice Chairman of Insignia/ESG, where she was regularly recognized among the firm’s top producers. Prior to entering the real estate field, Tighe served as a Vice President of the American Broadcasting Companies, where she launched the A&E cable channel.

Burton M. Tansky is a luxury retail veteran and the Non-Executive Chairman of The Neiman Marcus Group Inc., a position he has held since October 6, 2010 when he stepped down as the company’s Chief Executive Officer. He was Chief Executive Officer and President of The Neiman Marcus Group Inc. from May 2004 to October 2010. Tansky served in several executive roles at Neiman Marcus and served as the Chairman and Chief Executive Officer of Bergdorf Goodman from 1990 to 1994. He was previously President of Saks Fifth Avenue.
Tansky is a Director of Phoenix House Foundation Inc. Tansky served as a Director of International Flavors & Fragrances Inc. from October 2003 to April 27, 2010. He has been honored by the French Government with an appointment as Chevalier (Knight) de la Légion d’Honneur for his promotion of French-made merchandise in America.
ABOUT THE HOWARD HUGHES CORPORATION
The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the country. Created from a selected subset of 34 assets previously held by General Growth Properties, the company’s properties include master planned communities, operating properties, development opportunities and other unique assets spanning 18 states from New York to Hawaii.
Master Planned Communities
The Howard Hughes Corporation owns, develops, and sells property in four master planned communities that include over 14,000 acres of marketable land. Howard Hughes’ MPC portfolio includes The Woodlands and Bridgeland in Houston, Columbia, in Maryland, and Summerlin in Las Vegas.
The Woodlands is one of the most successful large-scale master planned communities (MPCs) in the U.S., comprising over 28,000 acres with over 92,000 residents and 1,700 employers. The Woodlands currently has approximately 960 acres of unsold land for residential development and approximately 935 acres of undeveloped land for commercial use. The Woodlands also has full or partial ownership interests in commercial properties totaling approximately 605,121 square feet of office space, 71,232 square feet of retail, 865 rental apartment units, and also owns and operates a 440 room conference center facility and a 36-hole country club.

Bridgeland, approximately 30 miles southwest of The Woodlands, encompasses more than 11,400 acres, with a plan including a carefully designed network of trails totaling over 60 miles that will provide pedestrian connectivity to distinct residential villages. The community will feature over 3000 acres of unique waterways, lakes, trails, parks and open space, as well as an expansive town center with room for employment, retail, educational and entertainment facilities.
The Maryland Communities of Columbia, Emerson and Fairwood combined account for more than 16,000 acres. Columbia is embarking on a new phase in its growth with the launch of a 30-year master plan development of downtown Columbia. Columbia Town Center has an approved master plan to create up to 13 million square feet of mixed-use development. The plan includes up to 5,500 residential units, approximately one million square feet of retail, five million square feet of commercial office space and 640 hotel rooms.
Summerlin spans the western rim of the Las Vegas Valley and is located about 7.5 miles from the Strip; the 22,500-acre community offers the best of suburban living with all the amenities and accessibility to world-class dining, shopping and entertainment. Home to nearly 100,000 residents Summerlin is comprised of hundreds of neighborhoods and dozens of villages—all connected by a 150-mile-long trail system and nearly 150 parks. The Shops at Summerlin Center is a retail project with the potential to be developed with retail, office, hotel and multi-family residential.
Operating Assets
The Howard Hughes Corporation’s operating assets are primarily retail properties including Ward Centers (Honolulu, Hawaii), South Street Seaport (Manhattan, N.Y.), Landmark Mall (Alexandria, Va.), Park West (Peoria, Ariz.), Rio West Mall (Gallup, N.M.), Riverwalk Marketplace (New Orleans, La.) and Cottonwood Square (Salt Lake City, Utah).
Strategic Development Opportunities
The Howard Hughes Corporation owns an unparalleled pipeline of near, mid and long-term real estate development opportunities with over 21,000,000 square feet of potential future development, including the rights to develop a residential condominium tower over a parking structure at Ala Moana Center, one of the most visited and profitable shopping centers in the world. Ideally located between downtown Honolulu and the world-famous Waikiki Beach, Ala Moana hosts more than 42 million visitors each year. The parking structure is designed to accommodate the construction of a condominium tower and is located adjacent to Nordstrom.
For more information on the company, visit www.howardhughes.com or contact Christopher Stang via e-mail at christopher.stang@howardhughes.com or by telephone at (214) 741-7744.
Safe Harbor Statement
Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports on Form 10-Q.The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.